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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): APRIL 14, 2005

                          ATLAS PIPELINE PARTNERS, L.P.
             (Exact name of registrant as specified in its chapter)

           DELAWARE                   1-14998               23-3011077
 (State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)            File Number)       Identification No.)

        311 ROUSER ROAD, MOON TOWNSHIP, PA                    15108
     (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code: 412-262-2830


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

        On April 14, 2005, Atlas Pipeline Partners, L.P. ("APL") entered into a Revolving Credit and Term Loan Agreement with Atlas Pipeline New York, LLC, Atlas Pipeline Ohio, LLC, Atlas Pipeline Pennsylvania, LLC, Atlas Pipeline Operating Partnership, L.P., Atlas Pipeline Mid-Continent LLC, ETC Oklahoma Pipeline, Ltd. and Elk City Oklahoma GP, LLC, as guarantors, Wachovia Bank, National Association, as administrative agent and issuing bank, Bank of Oklahoma, N.A., Bank of Scotland, BNP Paribas, Newcourt Capital USA Inc., Comerica Bank, Compass Bank, Citibank Texas, N.A., Fleet National Bank, Fortis Capital Corp., Guaranty Bank, KeyBank National Association, NatCity Bank, Natexis Banques Populaires, UFJ Bank Limited, New York Branch, Wells Fargo Bank, N.A., and WestLB AG, New York Branch. The facility includes a $225.0 million five-year revolving line of credit and a $45.0 million five-year term loan and replaced APL's $135.0 million facility. Up to $10.0 million of the facility may be used for standby letters of credit. Borrowings under the facility are secured by a lien on and security interest in all of APL's property and that of its subsidiaries and by the guaranty of each of its subsidiaries. The credit facility bears interest at one of two rates, elected at APL's option:

          o   the base rate plus the applicable margin; or

          o   the adjusted LIBOR plus the applicable margin.

        The base rate for any day equals the higher of the federal funds rate plus 1/2 of 1% or the Wachovia Bank prime rate. The applicable margin for the revolving line of credit is as follows:

          o where APL's leverage ratio, that is, the ratio of its debt to earnings before interest, taxes depreciation and amortization, or EBITDA, is less than or equal to 2.5, the applicable margin will be .50% for base rate loans and 1.50% for LIBOR loans;

          o where APL's leverage ratio is greater than 2.5 but less than or equal to 3.0, the applicable margin will be .75% for base rate loans and 1.75% for LIBOR loans;

          o where APL's leverage ratio is greater than 3.0 but less than or equal to 3.5, the applicable margin will be 1.00% for base rate loans and 2.00% for LIBOR loans;

          o where APL's leverage ratio is greater than 3.5 but less than or equal to 4.0, the applicable margin will be 1.25% for base rate loans and 2.25% for LIBOR loans;

          o where APL's leverage ratio is greater than 4.0 but less than or equal to 4.5, the applicable margin will be 1.5% for base rate loans and 2.5% for LIBOR loans; and

          o where APL's leverage ratio is greater than 4.5, the applicable margin will be 1.75% for base rate loans and 2.75% for LIBOR loans.

The applicable margin is reduced by .5% if APL's leverage ratio is less than 1.5.

        The credit facility requires APL to maintain a ratio of senior secured debt to EBITDA of not more than 5.5 to 1.0, reducing to 4.5 to 1.0 on September 30, 2005 and 3.5 to 1.0 on March 31, 2006; a funded debt to EBITDA ratio of not more than 5.5 to 1.0, reducing to 4.5 to 1.0 on September 30, 2005; and an interest coverage ratio of not less than 3.0 to 1.0. In addition, APL will be required to

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prepay amounts outstanding under the loans with the net proceeds of any asset sales or issuances of debt to the extent its ratio of senior secured debt to EBITDA exceeds 3.5 to 1.0.

        The credit agreement contains covenants customary for loans of this size, including restrictions on incurring additional debt and making material acquisitions, and a prohibition on paying distributions to APL's unitholders if an event of default occurs. APL is permitted to have up to $250.0 million of senior unsecured debt and up to $500,000 in other debt. The events which constitute an event of default are also customary for loans of this size, including payment defaults, breaches of APL's representations or covenants contained in the credit agreement, adverse judgments against APL in excess of a specified amount, and a change of control of APL or its general partner.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

        On April 14, 2005, APL completed the acquisition of all of the outstanding equity interests of ETC Oklahoma Pipeline, Ltd., a Texas limited partnership, pursuant to the Purchase and Sale Agreement dated March 8, 2005 among APL, LG PL, LLC and La Grange Acquisition, L.P. The total consideration was $191.6 million in cash. The purchase price is subject to post-closing adjustment based, among other things, on gas imbalances, certain prepaid costs and expenses and capital expenditures, and title defects, if any. Immediately following the acquisition, ETC Oklahoma Pipeline changed its name to Elk City Oklahoma Pipeline, Ltd.

        APL financed the acquisition, including $3.8 million of transaction costs, and repaid the $53.8 million balance outstanding under its previous $135.0 million facility by borrowing $45.0 million under the term loan portion and $204.5 million under the revolving credit portion of its $270.0 million senior secured term loan and revolving credit facility administered by Wachovia Bank, National Association, described in Item 1.01 above.

        Elk City Oklahoma Pipeline's business includes gathering natural gas from oil and gas wells and processing this raw gas into merchantable natural gas, or residue gas, by extracting natural gas liquids and removing impurities. Elk City Oklahoma Pipeline's principal assets include more than 315 miles of natural gas pipelines located in the Anadarko Basin in western Oklahoma, a natural gas processing facility in Elk City, Oklahoma and a gas treatment plant in Prentiss, Oklahoma.

Item 9.01.     Financial Statements and Exhibits.

               (a)  Financial Statements of Businesses Acquired.

                    The required financial statements will be filed with an amendment to this report within the time period required by
                    Item 9.01(a)(4).

               (b)  Pro Forma Financial Information.

                    The required pro forma financial information will be filed with an amendment to this report within the time period required by Item 9.01(b)(2).

               (c)  Exhibits.

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               2.1  Purchase and Sale Agreement dated March 8, 2005 among Atlas
                    Pipeline Partners, L.P., LG PL, LLC and La Grange Acquisition, L.P.

               10.1 Revolving Credit and Term Loan Agreement dated as of April
                    14, 2005 among Atlas Pipeline Partners, L.P., Wachovia Bank, National Association, as administrative agent and issuing bank and the other parties named therein.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 20, 2005          Atlas Pipeline Partners, L.P.


                                By:  Atlas Pipeline Partners GP, LLC,
                                     its general partner

                                By:  /s/ Michael L. Staines
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                                     Its President and Chief Operating Officer